Execution Version

AMENDMENT TO
NOTE PURCHASE AGREEMENT

    This Amendment (the “Amendment”) to the Note Purchase Agreement, dated September 23, 2021 (the “Effective Date”), is entered into by and between Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), and The HCM Master Fund Limited (the “Purchaser”).

    WHEREAS, the Company and the Purchaser entered into that certain Note Purchase Agreement dated November 27, 2019 (the “Agreement”) pursuant to which the Purchaser purchased $15,000,000 aggregate principal amount of the Company’s 6.50% Senior Notes due November 27, 2024;

WHEREAS, the Company and the Purchaser desire to amend the Agreement as provided herein, subject to the terms and conditions set forth herein, to be effective as of the Effective Date.

    WHEREAS, Section 8.9 of the Agreement permits the Company to request that all or a portion of the Notes existing at the time of such request (“Existing Notes”) be converted to extend the scheduled maturity date of any payment of principal with respect to any such Existing Notes (any such Existing Notes so extended, the “Extended Notes”) and to provide for other terms as the Company and the Purchaser may agree which are consistent with Section 8.9;

    WHEREAS, this Amendment is a Section 8.9 Additional Amendment as described in the Agreement; and

    WHEREAS, each capitalized term that is defined in the Agreement, but that is not defined in this Amendment, shall have the meaning ascribed such term in the Agreement, as amended hereby.
    NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

a.Term. The Maturity Date of November 27, 2024 in respect of the Existing Notes is hereby extended for two (2) years in respect of the Extended Notes, such that the entire unpaid principal balance of each Extended Note shall be due and payable on November 27, 2026.

b.Coupon. All references to 6.50% in the Agreement and in the Existing Notes as the coupon rate in respect of the Existing Notes are hereby replaced with 5.50% as the coupon rate in respect of the Extended Notes.

c.Default Rate. For the avoidance of doubt, all references to 8.50% in the Agreement and in the Existing Notes as the Default Rate in respect of the Existing Notes during any continuance of an Event of Default are hereby replaced with 7.50% as the Default Rate in respect of the Extended Notes during any continuance of an Event of Default.

d.Optional Redemption. The Company may, at its option, upon notice to the Purchaser as described in Section 8.2 of the Agreement, redeem at any time all, or from time to time, any part of, the Extended Notes, in an amount not less than 10% of the aggregate principal amount of the Extended Notes then outstanding in the case of a partial redemption, at 100% of the principal amount so redeemed, together with interest on such Extended Notes accrued to, but excluding, the date of redemption. For the avoidance of doubt, the Redemption Settlement Amount applicable to optional redemptions of the Existing Notes shall not apply to any redemption of Extended Notes under Section 8.2 and Section 8.4 of the Agreement as amended by this Section 1(d).

e.Structuring Fee. As a condition precedent to the Purchaser’s obligations under this Amendment, the Company shall pay to the Purchaser an amount equal to one percent (1%) of the principal amount outstanding in respect of the Extended Notes, by wire transfer of immediately available funds to the Purchaser’s account specified in Section 14.2 of the Agreement.

f.Payment of Legal Fees. As a condition precedent to the Purchaser’s obligations under this Agreement, the Company shall pay the reasonable and documented out-of-pocket fees, charges and disbursements of Troutman Pepper Hamilton Sanders LLP, as external counsel to the Purchaser in connection with this Amendment, in an amount not to exceed $5,000.

g.Applicability of Amendment to All of Purchaser’s Existing Notes. The Purchaser acknowledges and agrees that all Existing Notes held by the Purchaser as of the date hereof shall be deemed, as of and after the Effective Date, to be Extended Notes, subject to the terms and conditions set forth in the Agreement, as amended by this Amendment.

h.Effect on Note Purchase Agreement. On and after the Effective Date, each reference in the Agreement and the Extended Notes to “the Note Purchase Agreement,” “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Agreement as amended hereby.

2.Miscellaneous.

a.Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect.
b.Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

c.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
d.Electronic Signatures. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
e.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
f.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Purchaser, intending to be legally bound, has executed this Amendment to the Note Purchase Agreement, to be effective and binding as of the Effective Date.

HANCOCK PARK CORPORATE INCOME, INC.

By: /s/ Jeffrey A. Cerny Name: Jeffrey A. Cerny Title: Chief Financial Officer

THE HCM MASTER FUND LIMITED

By: /s/ Erik M. Herzfeld Name: Erik M. Herzfeld Title: Authorized Signatory

[signature page to Amendment to Note Purchase Agreement]